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                                                                    Exhibit 23.2




                     [LETTERHEAD OF SEILER & COMPANY, LLP]



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Amended Registration Statement on Form SB-2, of Infodata Systems, Inc. filed December 16, 1997 and amended on January 8, 1998 of our reports dated June 3, 1997 with respect to the financial statements of AMBIA for the years ended December 31, 1995 and December 31, 1996.






SEILER & COMPANY, LLP
/s/ SEILER & COMPANY, LLP


Redwood City, California
January 8, 1998